UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Payoneer Global Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Payoneer Global Inc. (the “Company”) with a definitive proxy statement related to a proposed transaction in which Panda Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Neon Maple Parent Inc., a corporation incorporated pursuant to the laws of Canada (“Nuvei”), will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Nuvei.

***

This Schedule 14A filing consists of the following documents relating to the transaction:

1.	LinkedIn post shared by the Company’s Chief Executive Officer, John Caplan (the “CEO”), on June 15, 2026.

2.	A form of email from the CEO provided to commercial stakeholders on June 15, 2026.

3.	A form of email from the CEO provided to external constituents on June 15, 2026.

4.	An email from the CEO provided to Company employees on June 15, 2026.

5.	A form of email from Company employees provided to enterprise, banking and strategic partners on June 15, 2026.

6.	LinkedIn post shared by the Company on June 15, 2026.

7.	LinkedIn post shared by the CEO on June 15, 2026.

8.	Materials for employees that were published on the Company’s intranet on June 15, 2026.

9.	Global Town Hall slides and transcript from the presentation provided to employees on June 15, 2026.

10.	LinkedIn post shared by Bea Ordonez, Chief Financial Officer, on June 15, 2026.

11.	LinkedIn post shared by Gadi Livne, Deputy Chief Financial Officer, on June 15, 2026.

12.	LinkedIn post shared by Tsafi Goldman, Chief Legal & Governance Officer, on June 15, 2026.

13.	LinkedIn post shared by Kevin Ambrosini, Chief Strategy Officer, on June 15, 2026.

14.	LinkedIn post shared by John Davis, Chief People Officer, on June 15, 2026.

15.	LinkedIn post shared by Michael Sheehy, Chief Compliance Officer, on June 15, 2026.

16.	LinkedIn post shared by Adam Cohen, Chief Growth Officer, on June 15, 2026.

17.	LinkedIn post shared by Oren Ryngler, Chief Product & Technology Officer, on June 15, 2026.

18.	LinkedIn post shared by Erica Chan, Senior Vice President, Office of the CEO, on June 15, 2026.

1. LinkedIn post shared by the CEO on June 15, 2026.

2. A form of email from the CEO provided to commercial stakeholders on June 15, 2026.

Subject: An Exciting New Chapter for Payoneer

I'm writing to share important news (https://investor.payoneer.com/news-releases/news-release-details/nuvei-acquire-payoneer-275-billion-creating-leading-global): Nuvei has entered into a definitive agreement to acquire Payoneer in an all-cash transaction for approximately $2.75 billion. This marks an exciting new chapter in our journey of supporting the global ambitions of businesses worldwide.

First and foremost: our commitment to you remains unchanged. You can expect the same commitment, collaboration, and support you rely on today. What will change as a result of combining two highly complementary platforms – for the better – is our ability to serve the cross-border businesses powering global commerce. This transaction is about more than growth or scale. By bringing together Nuvei’s e-commerce, acquiring, and B2B payment capabilities with Payoneer’s global financial operations infrastructure, we are creating a single, combined company that will offer the full set of payment capabilities required to operate locally and across borders, and support the full lifecycle of a global business.

The transaction is expected to close in mid-2027, subject to shareholder and regulatory approvals and customary closing conditions. During this time, it's business as usual, and your account team remains your primary point of contact. This transaction is not the conclusion of our story – we're just getting started, and I'm excited about what we'll build together in the years ahead.

Thank you for your continued partnership.

Best regards,

John Caplan

Chief Executive Officer

3. A form of email from the CEO provided to external constituents on June 15, 2026.

Subject: An Exciting New Chapter for Payoneer

I wanted to reach out personally to share some exciting news (https://investor.payoneer.com/news-releases/news-release-details/nuvei-acquire-payoneer-275-billion-creating-leading-global): today we announced that Nuvei has entered into a definitive agreement to acquire Payoneer in an all-cash transaction for $7.40 per share or approximately $2.75 billion total transaction value. This marks an exciting new chapter in our journey of supporting the global ambitions of businesses worldwide.

I couldn't be prouder of what we've accomplished. We've transformed Payoneer from a marketplace payout provider into a comprehensive financial operating system for global businesses: growing revenue to over $1 billion in 2025, processing $90 billion of volume on behalf of customers (TTM as of Q1’26), and serving millions of entrepreneurs and businesses moving money across borders. More importantly, we've built a resilient, high-performing team and stayed true to our mission of supporting the global ambitions of businesses everywhere.

Global businesses have always faced the same unsolved problem: moving money across borders requires too many providers, too many integrations, and too much friction. Businesses operating across borders have had to stitch together capabilities across multiple providers, adding cost, complexity, and fragmentation.

Together, Nuvei and Payoneer will become a world leader in infrastructure for businesses operating in local markets and across borders, with scale, capabilities and reach. The combined company will offer the full set of payment capabilities required to operate domestically and across borders, with access to local payment rails in every major market. Nuvei’s e-commerce, acquiring, and B2B payment capabilities will combine with Payoneer’s complementary marketplace and cross-border payout network, multi-currency virtual accounts, card issuing, workforce management, and corporate spend management. The result will be one company serving the full lifecycle of a global business, from a freelancer receiving a first payout to an enterprise managing payments across the globe, and the millions of platform-driven customers in between. The opportunity ahead is exponentially larger than what we've built so far.

The transaction is expected to close in mid-2027, subject to shareholder and regulatory approvals and customary closing conditions.

To everyone who's been part of this journey, thank you for your support, your belief in our vision, and for being part of this journey.

Onward,

John Caplan

Chief Executive Officer

4. An email from the CEO provided to Company employees on June 15, 2026.

5. A form of email from Company employees provided to enterprise, banking and strategic partners on June 15, 2026.

Dear [Partner],

You may have seen our announcement this morning (attached below) that Nuvei has entered into a definitive agreement to acquire Payoneer.

We believe this combination will create a leading, comprehensive global platform better positioned to support the growth ambitions of businesses of all sizes around the world. Our commitment to you remains unchanged and over the coming weeks and months and years, you can expect the same level of service and collaboration from us.

We realize you may have questions, and I’m available to discuss further at your convenience.

Thank you, [Relationship Manager]

6. LinkedIn post shared by the Company on June 15, 2026.

7. LinkedIn post shared by the CEO on June 15, 2026.

Today, Payoneer enters its most ambitious phase yet. We've announced an agreement to be acquired by Nuvei, a transaction that validates the strategic asset we've built and unlocks our ability to scale even further globally. As I think about what's ahead, I keep coming back to a man named Luis. He is based in Latin America and built an ecommerce and logistics company from nothing: ten countries, real clients, real employees, real complexity. He is exactly the kind of entrepreneur Payoneer exists to serve. And he was frustrated in a specific way I came to recognize over hundreds of conversations in the past few years. The relentless pursuit of an entrepreneur whose ambition knows no boundaries, who had outgrown every legacy financial tool available to him and was quietly punished for, and limited Ambition to achievement: The next chapter John Caplan Published Jun 15, 2026 + Follow by, his own success. His banking relationships didn't talk to each other. His fees were exorbitant and buried in fine print. He couldn't see his cash position across currencies in one place. He was spending hours every week on financial administration that should have taken minutes. Hours he should have been spending on his customers, his people, his growth. He wasn't asking for the world. He was asking for trusted infrastructure that matched his ambition. That is why we have been building and transforming Payoneer over the past few years into the partner he’s looking for. And we have made tremendous progress. With our announcement today, we'll be able to accelerate our progress and enter our most ambitious phase yet. Our North Star: Build the financial operating system businesses need to achieve their global ambitions. Payoneer's journey has always been about solving a fundamental problem: moving money across borders should be frictionless, fast, transparent, and affordable. How we solve it has evolved across three phases, each building on the last. Phase 1: Building the Infrastructure (2005 - 2021): Over two decades, Payoneer assembled highly differentiated assets : we serve customers located in 190+ countries and territories, we have banking relationships and regulatory credentials earned through years of patient investment, deep marketplace integrations with some of the world's largest platforms, payment rails carrying tens of billions in volume annually and are trusted with billions of dollars in customer funds. This infrastructure became our foundation.

Phase 2: Focusing on the most complex and underserved cross - border businesses (2022 - 2026): When I arrived in 2022, we had exceptional infrastructure but operated more as a volume acquisition machine, than a value creation platform. Luis and millions like him needed a partner. We became one. We rebuilt the product around customer needs: We scaled our B2B business to over $12 billion of volume in 2025 and we are rapidly capturing share in a massive multi - trillion dollar market. We prioritized our accounts payable capabilities, scaling our card product to over $6 billion in usage in 2025 for global expenses and expanding into workforce management capabilities through the acquisitions of Skuad and Boundless. We launched Checkout to support customers’ direct - to - consumer strategy, growing it to nearly $1 billion in annual volume in 2025. And we saw a long - term opportunity for business funding: to provide capital more efficiently and where our customers are underserved by traditional players. We have provided customers with over $1 billion in cumulative working capital originations since going public. We built our differentiation: New licenses in China, Singapore, UK and in progress in India and Canada. Our Chinese presence (Payoneer Payments (Guangdong) Co., Ltd), almost unique among Western platforms. In a world where most fintechs leaned towards being as much “tech” as possible and as little “fin” as they could get away with, we recognized the importance of our regulated and trusted ecosystem and doubled down. We expanded our ecosystem : 100 + marketplaces including Etsy, Best Buy, Alibaba . ERP integrations (Xero, QuickBooks, Zoho) . Partnerships with Mastercard, Stripe, Bridge . Each made us more essential . We have been investing in long - term competitiveness: From filing for a bank license to developing money movement and wallet functionality via stablecoin, to driving AI adoption in our work processes, we have stayed true to our pioneering DNA and to build for not just the present, but the future. We transformed our culture: Clearer roles. Sharper accountability. Deliberate focus. Action - oriented. We codified it in our Ways of Working: act as our customer's partner, own it, continuously improve, build each other up. We became a team that acts and delivers at global scale with local expertise and sensitivity. We saw the impact of our transformation in our numbers: We grew revenue from $473 million in 2021 to over $1 billion in 2025 (22% CAGR). We scaled volume from $57 billion to $88 billion processed in 2025. We expanded adjusted EBITDA0F1 tenfold from $28 million in 2021 to $272 million in 2025 and have delivered 13 consecutive quarters of GAAP profitability. And we more than doubled customer funds as we increased the value and utility of the Payoneer platform. Our business is more global, diversified and resilient today across every lens, and more capable of navigating through a dynamic, rapidly - changing macro environment. None of this was easy. It required trust, candor, resilience, and people willing to build through ambiguity and change. That's what this team did. And I'm extraordinarily proud - not just of the outcomes, but of the honesty and decency with which we achieved them.

Phase 3: Leading the future of payments with Nuvei (2026 and Beyond): This is where it gets exciting. Global business is evolving rapidly. New technologies such as real - time settlement, programmable money, stablecoins, and AI - driven commerce are reshaping how businesses move money across borders. And as commerce grows more complex, the businesses driving global growth need a single end - to - end partner that can support all of their needs. That is what this acquisition will deliver. Our combination with Nuvei will create a single platform that manages the entire money movement journey. The combined company will offer the full set of payment capabilities required to operate domestically and across borders. Nuvei’s e - commerce, acquiring, and B2B payment capabilities, will combine with Payoneer’s marketplace and cross - border payout network, multi - currency virtual accounts, card issuing, workforce management, and corporate spend management. The result will be one company serving the full lifecycle of a global business, from a freelancer receiving a first payout to an enterprise managing payments across 100 markets, and the millions of platform - driven customers in between. Together, we’ll lead this next era of global commerce and scale our mission of supporting the global ambitions of businesses everywhere. Why This Deal, Why Now We've built something extraordinary, but the public markets have never fully reflected it. The SPAC overhang was real. Fintech multiples fell more than 50% from peak across the entire sector regardless of fundamentals. Capital moved elsewhere. That's frustrating. It's also, sometimes, simply how markets work.

When Nuvei made their approach, our Board fulfilled its role with steady, experienced guidance. We evaluated multiple scenarios, talked to other parties, and considered remaining public. The question we kept coming back to: what path creates the most value, for shareholders, for customers, for our team, and for the mission? We believe this transaction is the answer: For shareholders: $7.40 per share in cash will provide immediate liquidity and certainty of value at a meaningful premium to our last unaffected trading price For customers: Access to enterprise - grade capabilities delivered faster, enabling them to accelerate their growth For our team: A partner with proven success, committed resources, and a shared culture of execution and focus on impact For the mission: Private ownership will enable us to capture our share of the massive cross - border B2B opportunity with the speed, focus, and long - term capital commitment this market demands Nuvei's entrepreneurial culture mirrors our own. They understand what we're building because they've built similar businesses. Together, we can deliver on the complete vision: a platform where any business, anywhere, can participate in global commerce as easily as they operate locally. The transaction is expected to close in mid - 2027, subject to shareholder and regulatory approvals and customary closing conditions.

Gratitude and Forward To our customers: You are the reason we exist. You gave us your trust, your feedback, and your ambition. You showed us what was missing. You held us accountable when we fell short and gave us purpose when we got it right. Thank you. And get ready, because what comes next will be faster, better, and more capable. To our team: You built this. Every customer interaction and success story. Every product shipped. Every operational improvement. You collaborated across time zones and functions. You stayed resilient through change and against a backdrop of geopolitical turmoil and macroeconomic uncertainties. I don't have adequate words for how proud I am, not just because the results are extraordinary, but because of the honesty and decency with which we've achieved them. The most exciting work is still ahead of us. To our shareholders: Thank you for your trust and support as we executed this transformation. You backed our vision and today's announced transaction will deliver on our commitment to create value. To our Board: You understood what we were building and why it mattered. You gave us the runway to transform, the accountability to stay honest, and the confidence to be ambitious. Thank you for being true partners in every sense of the word. To our partners and ecosystem: Thank you for building with us. Phase 3 will create more opportunities for everyone. Five years ago, when we rang the opening bell at Nasdaq, we set out to solve one of commerce's fundamental challenges. We processed nearly $90 billion in 2025 for millions of businesses around the world. We've proven our model works. We've built technology that scales. We've created value for customers, employees, and shareholders. This transaction isn't the end of the Payoneer story. It's the beginning of our most ambitious chapter yet. The best for Payoneer is ahead. John Caplan Chief Executive Officer Payoneer June 15, 2026

1. Please refer to the end of this letter for the reconciliation from net income (loss) to adjusted EBITDA. Forward - Looking Statements Cautionary Statement Regarding Forward - Looking Statements This communication contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Except for historical information contained in this communication, the matters discussed herein contain forward - looking statements that involve risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. In some cases, you can identify forward - looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward - looking statements include, but are not limited to, statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, volume, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; and assumptions regarding foreign exchange rates. Forward - looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions (the “Transaction”) contemplated by the Agreement and Plan of Merger, dated as of June 12, 2026, by and among Payoneer Global Inc. (the “Company”), Neon Maple Parent Inc. (“Nuvei”) and Panda Acquisition Sub Inc. (the “Merger Agreement”), including the expected time period to consummate the Transaction. All such forward - looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward - looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally;the risk of unforeseen or unknown liabilities; customer, stockholder, partner, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures;the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti - assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, wars, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10 - K for the fiscal year ended December 31, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1845815/000110465926020487/payo - 20251231x10k.htm ), quarterly reports on Form 10 - Q and other documents subsequently filed by the Company with the Securities Exchange Commission (“SEC”) and that are available at https://www.sec.gov/edgar/search/#/ciks=0001845815&entityName=Payoneer%252 0Global%2520Inc.%2520(PAYO)%2520(CIK%25200001845815) . The Company’s forward - looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward - looking statements. The Company does not assume an obligation to update any forward - looking statements, except as required by applicable law. These forward - looking statements speak only as of the date hereof. Additional Information and Where to Find It In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov/edgar/browse/?CIK=1845815&owner=exclude . Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://investor.payoneer.com/financials/sec - filings . Participants in the Solicitation The Company, Nuvei and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on

April 27, 2026 (and which is available at https://www.sec.gov/ix? doc=/Archives/edgar/data/0001845815/000110465926049462/tm261500 - 1_def14a.htm ) and in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2025 (and which is available at https://www.sec.gov/ix? doc=/Archives/edgar/data/0001845815/000110465926020487/payo - 20251231x10k.htm ). Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10 - K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026 (and which is available at https://www.sec.gov/ix? doc=/Archives/edgar/data/0001845815/000110465926020487/payo - 20251231x10k.htm ), and in the sections entitled “Information Regarding the Board of Directors and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” “Certain Relationships and Related Party Transactions,” and “Independence of the Board of Directors” included in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 27, 2026 (and which is available at https://www.sec.gov/ix? doc=/Archives/edgar/data/0001845815/000110465926049462/tm261500 - 1_def14a.htm ). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov . No Offer or Solicitation This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Financial Information; Non - GAAP Financial Measures Some of the financial information and data contained in this letter, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non - GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non - GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non - GAAP measures to assess its financial performance. Payoneer management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10 - K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10 - Q, and not rely on any single financial measure to evaluate Payoneer’s business. Non - GAAP measures include the following item: Adjusted EBITDA: We provide adjusted EBITDA, a non - GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock - based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, income taxes, and depreciation and amortization. Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

To view or add a comment, sign in In addition, in this letter, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. 8 Like Comment Share

8. Materials for employees that were published on the Company’s intranet on June 15, 2026.

Staying informed: Nuvei + Payoneer This Hub is your go - to source for news, resources, and FAQs related to the transaction. We’ll keep it updated with the latest information as more details become available. Last updated: 6/15/2026 Press Release About the Opportunity

A message from John Caplan Learn more  FAQs John's Blog coming soon Resources  Town Halls and AMAs  Leader Toolkit  FAQs  Social Media Guidelines

Exciting update June 15, 2026 Hi everyone, A few minutes ago, we announced that Nuvei has entered into a definitive agreement to acquire Payoneer in an all - cash transaction valuing Payoneer at approximately $ 2.75 billion or $ 7.40 per share - a 44% premium to our last unaffected closing share price. I know this is big news. Let me tell you why I'm excited about it. With each of you, we have built a company that matters. We transformed Payoneer into an essential, trusted infrastructure that nearly two million businesses operating across borders count on. This transaction recognizes our value. It is a market leader on the other side of the payments ecosystem saying to us, "we see what you're building, we believe in it, and we want to combine forces to build something bigger". Payoneer's opportunity has always been massive and together with Nuvei, we will operate with the scale, resources, and reach that our opportunity deserves. The complementary combination of Payoneer's people, global infrastructure, and cross - border expertise and Nuvei's enterprise infrastructure will provide customers with an attractive set of services: a platform that supports the full lifecycle of a global business. This shared vision puts us in a position to reach and win expanded and diverse markets. I know that "acquisition" is a word that takes some digesting. You're likely wondering what this means for your team, your role, your future. Here's what I can tell you: I've spent real time with Nuvei's CEO Phil Fayer. Nuvei is acquiring Payoneer because they value what we've built and the people who built it. They are not acquiring us to change that - they are acquiring us because of it: this team, this platform, this ecosystem and the trust that we have built. Our strategy hasn't changed. Our OKRs haven't changed. Our customers need us to deliver. The transaction is expected to close in mid - 2027, subject to shareholder and regulatory approvals, and customary closing conditions. As we move through integration planning over the coming months, we'll share updates openly and directly. What we are announcing today is the beginning of something bigger, and the work ahead requires more of everything we already do well: more collaboration, care, and focus. Once the companies come together, we'll be able to do this with expanded offerings, more resources, and even more opportunity to make the kind of impact that makes working at Payoneer special. We're going to have a Global Town Hall in about an hour where we'll be sharing more. In the meantime, we encourage you to continue exploring this Transaction Hub , where you'll find additional information, FAQs, and resources that will be updated as new information becomes available. Let's keep building together. John View the Press Release

About the Opportunity Here is an overview of the opportunity, including what we know, what we don't yet know, and more about Nuvei. We’ll keep this page updated as things evolve, so check back regularly for the latest. For more details, check out the FAQs.  What's the news Nuvei announced that it has entered into a definitive agreement to acquire all issued and outstanding shares of common stock of Payoneer in an all - cash transaction for $7.40 per share or approximately $2.75 billion, creating a world leader in infrastructure for businesses operating in local markets and across borders. The transaction represents a significant premium to Payoneer’s last unaffected trading price, reflecting the scale, durability, and strategic importance of the platform Payoneer has built. The transaction is expected to close in mid - 2027, subject to approval by Payoneer's shareholders, receipt of required regulatory approvals, and other customary closing conditions. Until then, Payoneer remains an independent publicly traded company and it is business as usual. If the proposed transaction completes the necessary shareholder and regulatory approvals and the deal closes, Payoneer will become a privately held company and its common stock will no longer be listed on Nasdaq .

 Strategic rationale The transaction brings together two highly complementary platforms to create a leading infrastructure provider for global commerce with broad scale capabilities and reach. The combined company will offer the full set of payment capabilities required to operate locally and across borders. Nuvei’s e - commerce, acquiring, and B2B payment capabilities will combine with Payoneer’s complementary marketplace and cross - border payout network, multi - currency virtual accounts, card issuing, workforce management, and corporate spend management. The result will be one company serving the full lifecycle of a global business.  Who is Nuvei Nuvei is building the infrastructure for every payment, everywhere. Its modular, flexible, and scalable technology enables leading companies to accept next - generation payments, offer all payout options, and benefit from card issuing, banking, risk, and fraud management services. Connecting businesses to their customers in more than 190+ countries, with local acquiring in 50+ markets, 150 currencies, and over 720 alternative payment methods, Nuvei provides the technology and insights that help customers and partners succeed locally and globally through one integration. Nuvei brings scale, payments expertise, and a track record of building and integrating businesses in this space. Learn more here .

 What this means for Payoneers This proposed transaction is a recognition of the business Payoneer has built and the transformation our teams have delivered over the past several years. Payoneer brings highly complementary assets and capabilities - global payout infrastructure and relationships built over two decades, and presence in markets that require specialized solutions in global fintech. Today’s announcement is a defining step toward building world leading infrastructure for local and cross border commerce - one that empowers businesses of every size to move money quickly and compliantly, in multiple currencies, across borders.  What this means for customers and partners It is business as usual. Customers and partners should expect the same service, support, and continuity they rely on today. There are no immediate changes to customer relationships, commitments, or service before closing. This proposed transaction does not change how we operate day to day in the pre - close period. Over time, if the transaction closes, we expect the combined platform to expand the capabilities we can provide and help accelerate innovation.  What we know, and what we don't know

What we don't know…yet What we know Whether the transaction will close on the expected timeline. Specific integration decisions, including future organization design, leadership structure, roadmap decisions, or brand decisions. Any longer - term changes that would occur after closing. The agreement has been signed and announced. Closing is expected mid - 2027 subject to shareholder approval, regulatory approvals, and other customary closing conditions. Until closing, Payoneer continues operating as an independent public company. No immediate changes to teams, functions, or office locations are anticipated before closing. It is business - as - usual and our focus remains the same: serve our customers, execute on our strategic plans, and deliver against our 2026 OKRs. Last updated: 6/15/2026 Read the p ress release here

Leader Toolkit Managers and leaders play an important role in guiding teams through this transition. In moments of change, people look to their leaders first. What you say, and how you show up, shapes how your team understands this moment and stays focused on what matters most. Your teams will be looking to you for clarity and direction . This Toolkit is your go - to resource to help you lead through this transition - whether in team meetings, 1 : 1 s, or day - to - day conversations . Inside the toolkit: Your role as a leader - what your team needs from you People Manager checklist - practical steps to take this week Communicating with your teams - how to reinforce key messages clearly and consistently Managing reactions to change - how to identify and address different reactions to change People Manager Checklist

Your team will look to you for clarity, context, and consistency in the days ahead. This checklist outlines what to focus on across Day 1, Day 2, and beyond, so you can guide your team, reinforce key messages, and stay connected as questions and reactions evolve. Day 1 - June 15, Announcement Day Review the material on this Transaction Hub John Caplan's message Overview of the proposed transaction details Frequentl y Asked Questions Attend the Global Town Hall at 9:00 am ET/4 pm IL and make sure your teams attend, too. If you can't make it, a recording will be available on the Town Halls and AMAs page. Attend a Leadership orientation briefing to walk - through the resources and ask questions. Both options will be on your calendar: Option 1: June 15, 10:00am ET Option 2: June 15, 10:00pm ET Day 2 - June 16

Attend an AMA session with John Caplan and the Corporate Forum , and encourage your teams to join as well. All sessions will be added to calendars. APAC and China: 9:00 am China time EMEA, India, Americas: 9:00 am ET Schedule a meeting with your team to: Reinforce what's happening and what this means Listen to their questions and concerns Point them to the Transaction Hub for the latest updates Refer to Communicating with your teams for suggested talking points. Day 3 - June 17 and beyond Attend your Regional AMA - look for invitations from your regional leaders. Check in regularly with your teams to: Remind them of the resources and FAQs available Ask them what they are feeling. Refer to these tips for leaders on active listening and managing through transitions. Encourage them to continue attending Town Halls, AMAs and other sessions with leaders. View the Town Halls and AMAs pag e for a list of upcoming events and recordings of those you may have missed. Check the Transaction Hub often for important integration updates. The site will be updated regularly.

Communicating with your teams This is about real conversations, and not one - time updates . Your role is to reinforce what’s happening, provide clarity where you can, and create space for your team to ask questions and share what they’re feeling . Be clear about what you know, honest about what’s still evolving, and don’t worry about having all the answers. Consistency, transparency, and active listening matter more. Use this as a guide, not a script. Stay close to your team and keep the conversation going. During your conversations: Reinforce what’s happening and what this means. Be clear about what’s known and what’s not. It’s okay to not have the answers. Share what you know and what’s still evolving. Check - in and ask questions. Listen to their questions and concerns. Point them to the Payoneer Connect Transaction Hub for the latest updates, FAQs and other resources.

Key talking points: I wanted to bring us together following the announcement that Nuvei plans to acquire Payoneer. I’ll walk through what we know, what we don’t yet know, and then I want to hear from you. This is a big moment. It reflects what this team has built and the impact we’ve had over the past few years. Payoneer and Nuvei bring different strengths, and together we can do more for our customers over time - more scale, more reach, and more ability to invest in better solutions for the long term. For now, nothing changes. Until the deal closes, it’s business as usual - same roles, same priorities, same focus on our customers and our strategy. We won’t have all the answers yet, but we’ll be clear about what we know, honest about what’s still evolving, and we’ll keep sharing updates as we go. Questions to ask your teams: What are you feeling? What questions are coming up for you? What feels unclear or uncertain right now? What do you need from me to stay focused and do your best work? What's getting in the way of your priorities right now?

Wrapping up the meeting: Join all relevant Town Halls, AMAs, and additional forums to stay informed. Invites will come from your leaders Continue to check for updates on the Transaction Hub as we'll be updating it regularly. Managing reactions to change Most people will feel a range of emotions during this time. Different reactions are normal as everyone processes change at different speeds. Your role is to: Listen and acknowledge Respond with empathy Help people move forward at a steady pace. Below are some examples of reactions to change, and how to identify and address them.

 Depression

What your teams may say and do: Say “I’m exhausted — this uncertainty is draining.” “I can’t stay motivated when we don’t know what happens after close.” Do Keep quiet in the hope things will blow over. Looks for ways to slow down progress. Acts irritated, passive - aggressive. Openly talks negatively. Use prompts like: “How are you feeling about things right now?” “What feels hardest to stay focused on at the moment?” Follow - up: “Where can I help reduce pressure or reprioritize?” Actions you can take: Reset priorities for the next 2 – 4 weeks. Reduce avoidable load where possible. Check - in more frequently with at - risk individuals. Ask openly what you can do to help them. Speak to HR if you notice any urgent signs. Empathize and reach out; initiate conversation and ask questions to draw them out. Promote supportive group events or interactive and impromptu fun to keep them engaged.  Anxiety

What your teams may say and do: Say “This is a proposed acquisition — what if it takes a long time?” “How do I plan my career if we don’t know what happens after close?” Do Lose focus as they worry about the changes to be announced. Decrease their willingness to take risks. Look nervous and stressed; productivity and effectiveness is lowered. Use prompts like: “What’s top of mind for you right now?” “What part of this feels most unclear?” “Where do you feel like you need more clarity? Follow - up: “Is there anything else you’re thinking about that we haven’t covered?” Actions you can take: Use precise language: “This is a proposed acquisition; it’s not yet confirmed.” Anchor to stability until close: “Focus remains on our current priorities and serving customers.” Accept some temporary lack of motivation. Talk openly and frequently. Reinforce the benefits of the transaction and recognize their anxiety. Rebuild confidence and self - esteem. Do not talk them out of feelings but offer a different point of view if you have one.

 Sense of loss What your teams may say and do: Say “I’m worried we’ll lose what makes Payoneer special.” “I don’t want our ways of working or culture to change.” Do Distance themselves from others Produce lower quality work. Use prompts like: “What feels most important to preserve as we go through this?” “What about how we work today would you not want to lose?” “What makes Payoneer special to Actions you can take: Ask what they most want preserved; capture themes (culture/ways of working). Provide opportunities to vent. Respond with empathy to people’s sense of loss. Provide space for them to work through their emotions and regularly check - in on them.

you, or to your team?” Follow - up : “Where are you most concerned that could change?”  Hostility What your teams may say and do: Say “Why wasn’t I involved?” “Why didn’t leadership address rumors earlier?” “Who decided to pursue a proposed acquisition?” Do Keep quiet and hope things will blow over. Looks for ways to slow down progress. Act irritated, passive - aggressive. Openly talks in a negative manner.

Use prompts like: “What specifically feels unclear or doesn’t line up for you?” “What questions do you feel haven’t been fully answered yet?” “What are you hearing that’s creating uncertainty or doubt?” Follow - up: “Is there anything we should raise or make sure gets answered through the Hub or upcoming sessions?” Actions you can take: Reinforce the path to get answers: Town Hall/AMA/Hub questions. Remain calm. Be firm; restate the benefits of the proposed transaction. Be honest and share information that you know; don’t speculate. Ask open - ended questions. Listen; acknowledge anger; do not talk them out of it; do not assume blame for their anger; do not collude or agree with them.  Denial

What your teams may say and do: Say “It won’t close — approvals will block it.” “This is just noise; nothing will change.” Do Keep quiet in the hope things will blow over. Continue to do things in the old ways. Use prompts like: “How are you thinking about this right now?” “What have you heard so far about the proposed transaction?” Follow - up: “If things do move forward, what would you want to be ready for?” Actions you can take: Don’t debate outcomes. Re - state the facts: proposed transaction; subject to approvals; updates will be shared when confirmed. Provide information; give facts. Explain that the change will happen and reinforce the benefits; keep repeating it and don’t negotiate. Explain what is expected of everyone. Allow time for people to digest the changes. Allow time for people to talk it over.  Happiness

What your teams may say and do: Say “I’m looking forward to hearing what happens next.” “I’m hopeful this could create new opportunities over time.” Do Promote positivity on team calls Ask how they can help or when they can get started Use prompts like: “What’s making you feel positive or excited about this?” “Where do you see the biggest opportunities for you or the team?” “How can we channel that energy in the next few weeks?” Follow - up: “What questions are you still hearing from others that we should address?” Actions you can take: Thank them! Acknowledge and thank people for their attitude to change. Avoid promising outcomes until the proposed transaction closes. Stick to the facts and don’t speculate. Don’t ignore those who are remaining quiet.

 Threat What your teams may say and do: Say “How do we know we’re being told everything we can be told?” “Why should we trust this isn’t about cost cutting?” Do Act territorially – withhold knowledge or resources. Defend their points of view and are unwilling to compromise. Use prompts like: “What are you most concerned about in terms of how this could impact the business or team?” “What questions do you feel haven’t been fully answered yet?” Actions you can take: Be transparent about boundaries: what is known vs not known yet. Reinforce: proposed transaction; subject to approvals; no immediate changes expected before close. Direct to the Hub/FAQs and capture unanswered questions for escalation.

“What are you hearing that’s making this feel uncertain or unclear?” Follow - up: “Is there anything you’d want us to raise or get a clearer answer on?”  Fear What your teams may say and do: Say “What happens to my job if the proposed acquisition closes?” “Will my team change after close?” “What happens to compensation, benefits, or equity if we close?” Do Disengage and disconnect from the team. Produce lower quality work. Use prompts like: “What’s worrying you most about this right now?” Actions you can take: Acknowledge the fear; do not speculate. Anchor to what’s known today and commit to follow - up as details are confirmed.

“What concerns do you have about how this could affect you or your role?” “What part of this feels most uncertain or risky to you?” Follow - up: “What would help you feel more comfortable as we move forward?” Acknowledge you hear them and you understand what they are feeling. Use empathic listening and ask open - ended questions.  Acceptance What your teams may say and do: Say “I understand how to stay informed, even though the decisions are out of my control.” Do Own the new way of doing things. Persuade others who are experiencing other emotions to come on board.

Use prompts like: “What are you focused on delivering over the next few weeks?” “Where do you feel confident moving forward, even with some unknowns?” Follow - up: “Are there any gaps we should close to keep momentum strong?” Actions you can take: Set near - term team goals. Recognize progress and reinforce the update cadence and ‘proposed / subject to approvals’ language. Work on team - building to build greater cohesion. Recognize people who respond positively to change as a way to reinforce the right behaviors for others. Last updated: 6/15/26 Read the p ress release here

Town Halls and AMAs Upcoming events Join the upcoming Global Town Halls and Ask Me Anything (AMAs) to hear directly from leaders, stay informed and ask questions. AMAs will be added to your calendars based on your location. The Global Town Halls will be recorded and shared here for those who can't attend live. AMAs will not be recorded. We will continue to add more sessions and update this page - please check back regularly. Global Town Hall Monday, June 15 - 9:00 am ET, 4:00 pm Israel, 9:00 pm China John Caplan and the Corporate Forum AMAs Day 2 AMA East: APAC/CN Tuesday, June 16 - 9:00 am China Day 2 AMA West: India/EMEA/Americas Tuesday, June 16 - 9:00 am ET/4:00 pm Israel

Regional AMAs China Town Hall/AMA (Shanghai - in - person + online) - Dandan Chen, Adam Cohen, Tsafi Goldman hosting Tuesday, June 16 - 1:30 pm China China Town Hall/AMA (Guangzhou - in - person only) - Tsafi Goldman, Dandan Chen, Jack Wang hosting Wednesday, June 17 - 2:00 pm China China Town Hall/AMA (Shenzen - in - person + online) - Dandan Chen, Adam Cohen, Tsafi Goldman hosting Thursday, June 18 - 11:00 am China APAC AMA - Adam Cohen, Nagesh Devata, Samson Wong hosting Wednesday, June 17 - 5:00 pm China India AMA - Oren Ryngler, Gaurav Gupta, Gaurav Shisodia, Rohit Kulkarni, Sundeep Sahi, Yafit Kahn hosting Wednesday, June 17 - 9:30 am India Israel AMA - Oren Ryngler, Adam Cohen, Adi Ickovic hosting Wednesday, June 17 - 2:00 pm Israel EMEA AMA - Adam Cohen, Micheal Sheehy, Luca Curtarelli and site leaders hosting Wednesday, June 17 - 1:00 pm UK

LATAM AMA - Adam Cohen, Mar Fernandez hosting Wednesday, June 17 - 10:00 am ET North America AMA - John Davis, Gadi Livne Wednesday, June 17 - 11:00 am ET Week 2 AMA Global AMA - Kevin Ambrosini, Erica Chan Monday, June 22 - 8:00 am ET / 3:00 pm Israel / 8:00 pm China hosting Last updated: 6/15/2026 Read the p ress release here

FAQs This is an exciting time for Payoneer. With that, we understand this is a big change and there will be many questions. Your leadership team is committed to keeping you informed throughout this time and as integration planning progresses. Below are FAQs intended to answer the most common questions we expect from employees, customers, and our partners. These FAQs will be updated as new information becomes available. Please continue to check this page for updates. If you have additional questions, submit it at the bottom of the page. We’ll review and respond, and newly added questions will be highlighted in red. NOTE: We will publish a version in Chinese soon. About the Deal  About the acquisition and what it means Refer to the About the Opportunit y section for more information and to learn more about Nuvei.

Do you feel the purchase price adequately reflects the value of the assets and platform you’ve built? What alternatives did the Board consider? Did you run a full sales process? The purchase price represents a 44% premium to our closing unaffected share price on June 8, 2026 and values the company at $2.75 billion. This process began with an unsolicited inbound interest and is a testament to the strength of the platform we have built, our differentiated assets, and positioning in a large, growing opportunity. If I own Payoneer shares, do I have to do anything to receive the cash? When will I receive the cash? The transaction still needs to close and remains subject to approval by Payoneer's shareholders, required regulatory approvals, and other customary closing conditions. If the transaction closes, shareholders will receive detailed instructions from your broker regarding the process, timing, and payment mechanics. No action is required at this time. Can I continue to trade PAYO stock? Payoneer remains an independent publicly traded company until closing. PAYO stock will continue to trade on the Nasdaq until closing. Shareholders may continue to trade PAYO stock unless you hold material non - public information (“MNPI”), in which case you should not trade in Payoneer securities or adopt a trading plan relating to Payoneer securities (10b5 - 1 Plan) regardless of whether a trading window is open. Payoneer directors, officers and employees and their household members are subject to the trading windows defined in Pa y oneer’s Insider Trading Polic y . As a reminder, it is a violation of the U.S. federal securities laws for any person to buy or sell securities, or to tip others to trade in securities, if the person is in possession of MNPI . Furthermore, Payoneer’s Insider Trading Polic y prohibits employees (and members of their households and others, as more fully described in the policy) from engaging in transactions in Payoneer securities while aware of MNPI . For more information, please review Payoneer's Insider Trading Policy . When will this transaction close? Expected closing is mid - 2027, subject to approval by Payoneer's shareholders, receipt of required regulatory approvals, and other customary closing conditions. What are the milestones between announcement and closing? Which regulatory approvals are required? Could regulatory approvals delay closing? What happens if regulators ask for additional information or approvals? What happens if closing is delayed after signing? Expected closing is mid - 2027, subject to approval by Payoneer's shareholders, receipt of required regulatory approvals, and other customary closing conditions.

We will provide updates as we progress towards closing, including if there are any updates to the timeline. What happens if this doesn’t close? If the transaction doesn't close, Payoneer will continue operating as a public company. Our strategy and ambitions remain unchanged. What will John’s role / the role of Corporate Forum be going forward? John and the entire executive leadership team are continuing in their current roles and are focused on leading the team through close, which is expected in mid - 2027. They are confident in the opportunity, in building something stronger and more capable with Nuvei, and want to be part of that. Our people are key to our success and are an important part of the asset Nuvei is acquiring.  Integration details Will anything change between now and closing? What will happen to Payoneer (as a brand, platform)? What happens to our strategy and roadmap? What will happen to teams and functions? What will happen with our existing offices / footprint? Can we act like one company before closing? No immediate changes are anticipated before closing. Until then, Payoneer remains an independent publicly traded company and it is business as usual - continue executing on our 2026 OKRs, your current objectives and delivering for customers. Specific integration plans will be developed and will be shared as they are ready. When will integration decisions be shared? Specific integration plans will be developed and will be shared as they are ready. Until closing, Payoneer remains an independent publicly traded company and it is business as usual - continue executing on our 2026 OKRs, your current objectives and delivering for customers.

What this means for you  Jobs, internal mobility and employment Will my role, team, or manager change before closing? We do not currently anticipate any role, team, or management changes as a result of the proposed transaction before closing. For now, nothing changes in our day - to - day role, priorities, or expectations. Payoneer remains an independent public company until closing. Our focus remains the same: serve our customers, execute on our strategic plans, and deliver against our 2026 OKRs. What happens to my job after closing? Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time. Maintaining strong talent and critical expertise will continue to be a priority as plans are developed. Will my job be eliminated? We do not currently anticipate any role changes as a result of the proposed transaction before closing. Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time. Maintaining strong talent and critical expertise will continue to be a priority as plans are developed. Can my reporting line or scope change without my job changing? We do not currently anticipate any role or scope changes as a result of the proposed transaction before closing.

Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time. Maintaining strong talent and critical expertise will continue to be a priority as plans are developed. Any such changes would be assessed thoughtfully and communicated clearly. Could my job change locations? We do not currently anticipate role location changes as a result of the transaction before closing. Together with Nuvei, we will begin planning for how the combined company will operate following the closing, including with respect to organizational design, reporting structures, roles, and talent needs. This does not mean everything will change. Some areas may change very little, while others may be integrated with Nuvei's teams or functions over time. Any such changes would be assessed thoughtfully and communicated clearly. What if I’m on a visa, work permit, or in the middle of a planned relocation? For employees who are on a visa or work permit, or have an approved relocation or location change in progress, those plans are expected to continue. Specific questions or concerns related to immigration status, work authorization, or timing of a move, can be directed to HRBPs or People Partners for guidance. If my job is eliminated, what happens? Will I receive severance? If a role is eliminated for business reasons (for example, due to organizational changes or redundancy), employees will be eligible for severance and related benefits, subject to applicable policies and local law. For 12 months following deal close, severance will be provided under Payoneer’s severance policy, or, if greater, applicable statutory requirements. We will share clear details of Payoneer’s severance policy by July 31 so employees have a clear understanding of what they would receive upon an involuntary termination of their employment for business reasons. For clarity: Severance applies only to involuntary terminations for business reasons ( job elimination). Severance does not apply if you resign voluntarily or are terminated for performance or misconduct. Eligible employees may have to comply with certain requirements to receive severance. If an employee’s role is impacted, they will receive individual communication outlining next steps and applicable payments and benefits.

Will my years of service or seniority be recognized? Yes. Your service with Payoneer before closing will continue to be recognized after the transaction for most employment - related purposes, such as benefits eligibility and vesting, and severance. This means you will not start from “day one” again - your prior service will carry over under the new company’s benefit programs. There are some limited exceptions (for example, certain equity or legacy plans), and service will not be counted in a way that results in double benefits. If any changes affect how service is recognized for specific programs, we will communicate those clearly. If I resign, does anything change because of the transaction? No. If someone chooses to resign, their pay, bonus eligibility, and equity will be handled the same way they would be today, under the existing terms of the applicable plans, award agreements, and local policies. The transaction does not change how voluntary resignations are treated. I've recently joined, does this change anything for me? No. Your role, onboarding experience, and expectations remain the same. We recognize this may feel like an uncertain time to join, and we’ll ensure you’re supported and kept informed.  Compensation and benefits Will my salary, compensation, or benefits change as a result of the transaction? No. For at least 12 months following close, your base salary and target bonus opportunity will remain at levels no less favorable than what you have today. Your overall benefits will also remain broadly comparable to what you have today during this period. Payoneer may continue to make changes in the normal course of business that are not related to the transaction. If and when any changes are considered, they will be communicated clearly and in advance.

What could change over time? Over time, we would expect compensation and benefits programs to be reviewed and, where appropriate, aligned with Nuvei’s compensation practices. This does not mean that all programs will change - some may change very little or not at all - while others may evolve to support consistency across the combined company. Will my compensation be reviewed in 2027? Yes. Given the expected timing of the transaction, we plan to follow our regular compensation review cycle in Q1 2027. After closing, compensation processes will be determined by the combined company and may evolve over time, including potential alignment to Nuvei's practices. Regardless, the intent is to remain market competitive and continue to attract and retain talent, and any changes will be communicated clearly in advance. Does the transaction affect commission plans or other sales incentives? No changes are expected to commission plans or sales incentives before closing. It remains business as usual - continue focusing on your goals and delivering for customers. For at least 12 months following closing, target cash incentive opportunities (including commission plans where applicable) will be maintained at levels no less favorable than those in place prior to closing. Over time, commission and incentive plans may be reviewed as part of the integration, and any changes would be communicated clearly in advance. Will I still receive a bonus for 2026? Yes. Employees remain eligible for a bonus covering the full 2026 performance year, even if the transaction closes during 2026. 2026 bonuses will be determined based on our financial performance for the full year and paid on the normal annual bonus payout schedule. Will retention bonuses be offered as part of the transaction? Retention bonuses are not being offered broadly. In limited cases, they may be used to address specific business needs. Any such arrangements will be communicated directly to affected employees. We remain focused on offering competitive overall compensation and benefits, and on supporting employees through this period with clarity and consistency.

What happens to my vested RSUs, vested stock options, shares I purchased through ESPP or other Payoneer shares I already own? As part of the proposed transaction, all Payoneer shares will be cashed out at the transaction price shortly after closing pursuant to the terms of the merger agreement. This includes: Vested RSUs that have not yet been settled into shares, Vested stock options that have not yet been exercised, Shares purchased through the ESPP; and Any Payoneer shares you already own. With respect to vested but unexercised stock options, the cash proceeds that you receive with respect to each underlying share will reflect the excess of the transaction price less any applicable exercise price. To the extent that the exercise price on unvested options is greater than the transaction price, no cash proceeds are remitted, and the options lapse. No action is required. If shares are held in a brokerage account (such as E*TRADE), the cash proceeds will be deposited automatically into employee accounts at closing, and the shares will be removed. What happens to my unvested RSUs and stock options? Unvested RSUs and stock options will continue to vest on their existing schedules prior to closing, in accordance with the terms of your grant. At closing, unvested RSUs would be converted into a cash - based equivalent award in the combined company. At closing, unvested stock options would be converted into a cash - based equivalent award in the combined company, with the cash amount in respect of each cash - based equivalent award equaling the total number of underlying stock options multiplied by the excess of the transaction price less any applicable exercise price. The vesting schedule applicable to each converted award will remain the same as the existing award subject to continued employment through the applicable vesting date. What happens to my ESPP contributions if the share purchase hasn’t happened before closing? No additional offering periods will commence following the date hereof. The offering period in effect as of the date hereof will continue normally and payroll deductions in respect hereof will continue in accordance with participant elections. If the proposed transaction is expected to close before the scheduled ESPP purchase date, the current purchase period will be shortened and shares purchased in respect of such offering period will be exercised no later than five days prior to the closing. The ESPP will terminate at the closing. No action is required. Details on timing and how the refund will be processed will be shared closer to closing.

Are there tax implications I should be aware of? The announcement of the proposed transaction does not, by itself, create any immediate tax implications for employees. Tax treatment related to compensation, equity, or benefits depends on individual circumstances and on specific events (for example, payments, vesting, or transactions), not on the announcement alone. Employees should consult their personal tax advisors regarding their individual situation.  Hiring, talent acquisition, and onboarding Does this transaction change our hiring plans? Between now and closing, it is business as usual. Teams should continue executing on 2026 OKRs, current objectives, and delivering for customers. There are no changes to approved hiring plans before closing as a result of this transaction. As is typical with transactions like this, some additional governance may apply to senior hires. Any such requirements will be communicated as part of the hiring process. If you have any questions, talk to your HRBP. Will internal and external recruiting continue? Recruiting efforts should continue as planned for approved roles, with appropriate transparency and consistent messaging, with limited exceptions for hiring employees with the title of SVP or above (other than to fill a vacancy). Will candidates who have already accepted offers still start as planned? Accepted offers remain valid, and candidates scheduled to join before closing should proceed as planned and be onboarded using existing processes and timelines. Recruiters and hiring managers should proactively inform candidates that a transaction has been announced, using the approved messaging and resources, and avoid speculating about post - closing organizational changes.

Will backfills and approved roles still be opened? Hiring for roles that are already approved should continue as planned before closing, subject to normal business approvals. As is typical with transactions like this, some additional governance may apply to senior hires. Any such requirements will be communicated as part of the hiring process. Are we offering candidates anything different because of the transaction? No changes are being made to offers, compensation, or standard hiring practices at this time. Offers should continue to be made in line with existing policies and approval processes. As is typical with transactions like this, some additional governance may apply to senior hires. Any such requirements will be communicated as part of the hiring process. Can I share this information with candidates about the transaction, and what should I tell them? Yes. Managers and recruiters should use the approved resources when discussing the transaction and avoid speculating about post - closing organizational changes. You can be transparent that a proposed transaction has been announced and share high - level context on timing, including that: There are no anticipated changes before closing The focus remains on running and growing the business We are still hiring as planned What should recruiters say to candidates who ask about the transaction? Payoneer is entering into an exciting new chapter of supporting the global ambitions of businesses worldwide. We have announced that we have entered into an agreement to be acquired by Nuvei, and anticipate closing the transaction in mid - 2027. Between now and closing, it’s business as usual at Payoneer. Post - closing, this transaction gives us more scale, more reach, and more ability to innovate in a market that continues to grow.  Career development, performance, and priorities

Do I have to do something else now? No. Between now and closing, it is business as usual. Employees should continue executing on our 2026 OKRs, current objectives, and delivering for customers, unless instructed otherwise by their manager. How does this change our OKRs, my goals, and how my performance will be evaluated? No changes are anticipated to OKRs, individual goals, or performance evaluation processes before closing. Performance will continue to be assessed based on existing objectives, expectations, and delivery. If I’m asked to support deal work, how will that affect my regular responsibilities? The majority of employees should continue focusing on their regular responsibilities. Only a select group of employees will be asked to support specific deal - related activities, and if you're one of them, your manager will work with you to prioritize and adjust your workload accordingly. If deal support work creates conflicts or capacity concerns, please raise them with your manager so we can adjust priorities or bring in additional resources. What should my priorities be right now / next 30 days / next 90 days? Should I still focus on my existing projects or are we shifting gears now? Your priorities remain your current role responsibilities, team objectives, and customer commitments. Any changes to priorities related to integration planning will be communicated clearly if and when they apply. Specific integration plans are being developed, between now and closing, and will be shared as they are ready. If you have questions about specific initiatives, please discuss with your manager. Can I still apply for internal roles or change jobs? Internal job opportunities will continue to be available, subject to normal business needs and required approvals during the transaction period. Employees are encouraged to remain focused on their current roles while continuing to explore internal opportunities as appropriate. Can I be promoted during the transaction period?

Promotions are generally assessed as part of the annual career and compensation planning process. How that process is applied will depend on where we are in the transaction at the time. Outside of that process, promotions most commonly occur through internal job moves into higher - level roles. Those internal mobility - driven promotions can continue during the transaction period, subject to normal business needs and approval processes.  Communication, updates, and staying informed Why did we not find out sooner? Why wasn’t I part of the “wall - crossed” group? How long have we known about this? Why didn’t you give a straight answer at Town Hall when this was brought up? We understand why people may ask this. The company, as a general practice, does not comment on rumors or speculation, whether in Town Hall, employee conversations, or other communications. Potential transactions are subject to strict legal and regulatory requirements that limit who can be informed before a definitive agreement is signed and publicly disclosed. Those requirements exist to protect shareholders and ensure compliance with securities laws. A very limited number of individuals were “wall - crossed” because they had active roles and responsibilities in the deal process. How will you keep us informed? Who can I ask questions to? Where can I go for resources? Who owns FAQ responses and approvals? Regular updates will be provided through Town Halls, Regional Ask Me Anything sessions (AMAs), the Weekly Wrap, and on the dedicated Payoneer Connect Transaction Hub. You may also submit questions via the Payoneer Connect Transaction Hub and FAQs will be updated on a periodic basis there. Your manager, team leaders, and HR Business Partner are available to discuss individual concerns. Can I reach out to employees at the acquiring company (e.g., via LinkedIn or personal network)? No. Until the transaction closes, Payoneer and Nuvei must continue to act independently under applicable law. As such, other than as instructed by management, employees should not reach out to employees from Nuvei.

If I'm feeling uncertain, what support is available? Who can I speak to if I'm concerned or have more questions? You can speak with your manager or people partner, or submit questions here. Regular updates will be posted on the Payoneer Connect Transaction Hub. You can also access confidential support through our Employee Assistance Program (EAP) which is available to all employees and offers independent advice and wellbeing support - Em p loy ee Assistance Program What this means for our customers and partners  Customer facing What will happen with my Payoneer account? Will there be any disruptions to service and will my account terms / processes change? Will I need to sign anything? Will I have to complete new onboarding or KYC steps? Your account, services, and teams are exactly as they are. Our commitment to customer service excellence remains unchanged. We are committed to seamless service continuity throughout and after the transaction. There is nothing you have to do at this time. You will be notified in advance of any future changes. Will I still have my CSM? Between now and closing, it's business as usual – Payoneer will continue executing on our 2026 objectives and delivering for our customers. As integration planning progresses, any changes to account management will be communicated with advance notice. Our commitment to customer service excellence remains unchanged. Are my funds safe?

Absolutely - your funds remain secure and subject to the same regulatory protections and safeguards currently in place. Will this acquisition expand the products/features you’ll be able to offer? We expect the combined entity will accelerate product innovation and expand capabilities for customers over time. Specific product roadmap updates will be shared as integration planning advances. Near - term product commitments remain on track. Are any products going to be discontinued? Between now and closing, it's business as usual – Payoneer will continue executing on our 2026 objectives and delivering for our customers. Near - term product commitments remain on track, and there are no plans to discontinue any products. Specific product roadmap updates will be shared as integration planning advances. Our focus is on strengthening and expanding the value we deliver to customers, and the combined company will have broader reach, scale and expanded capabilities.  Ecosystem and vendor relationships What does this mean for our relationship? Between now and closing, it's business as usual - continue executing on our 2026 objectives and delivering for our customers and partners. Existing partnership agreements and commitments remain in place through closing. Nuvei values Payoneer's strategic relationships and views them as key assets of the combined entity. We will communicate proactively about any changes that might affect our partnership. Will you still be able to meet your previously communicated deadline for delivering product roadmap commitments? We remain committed to delivering on our roadmap commitments and timelines communicated prior to this announcement. If the transaction impacts any specific deliverable timelines, we will communicate proactively with advanced notice.

Our engineering and product teams continue executing on current priorities. Near - term product commitments remain on track. Will there be a conflict of interest? Doesn’t Nuvei do the same thing we do? Existing agreements remain in full force through closing, and there are no planned changes to scope of services, contract terms, payment schedules, or the working relationship before closing. Post - closing decisions about partner or vendor relationships would be made by Nuvei as the new owner, and Payoneer should not make commitments on Nuvei’s behalf. Can we continue signing new partnerships before close? Yes, between now and closing, it's business as usual - continue executing on our 2026 objectives and delivering for our customers and partners. Are you planning to terminate my contract or re - negotiate the terms? Existing vendor contracts remain in effect through closing with no immediate planned changes. Post - closing, Nuvei may evaluate all vendor relationships as part of standard integration processes. Any contract discussions or changes will be handled professionally with appropriate notice per existing agreement terms.  Media and external inquiries Who is authorized to speak externally about the deal? Employees should not discuss the merger with the media. All media inquiries should be directed to Angela Sullivan ( angelasul @ p ay oneer.com ). All investor inquiries should be directed to Michelle Wang ( michellewa@ pa y oneer.com ). All regulator inquiries should be directed to James Allum ( j amesal@ pay oneer.com ). External facing employees (incl. Sales, CSMs, CBMs, CJ) should use only the shared key messages and Q&A to answer questions they receive. What should employees do if contacted by media, analysts, or investors?

- Employees should not engage with the media, analysts or investors.
- All media inquiries should be directed to Angela Sullivan (angelasul@payoneer.com).
- All analyst and investor inquiries should be directed to Michelle Wang (michellewa@payoneer.com).

Can I share or comment on news about the transaction on social media?

- Employees can help amplify the announcement by sharing one of the approved social media posts provided by Payoneer.
- Because this is a regulated transaction, it's important that we all communicate consistently. Please use the approved language as provided and avoid creating your own posts, modifying the suggested copy, adding commentary or analysis, or engaging in discussions about the transaction on social media.
- For approved social media posts, links, and additional guidance, please refer to the Social Media Guidelines section.

How should local leaders handle local media? Who approves country-specific messaging?

- To ensure we're telling one clear, consistent story globally, all external messaging across media and social should be aligned centrally. We are not developing country-specific messaging at this time.
- Please contact Angela Sullivan (angelasul@payoneer.com) if you receive media inquiries. The comms team will manage responses and work closely with local teams to ensure relevance and accuracy.
- All regulator inquiries should be directed to James Allum (jamesal@payoneer.com).

Regulatory

Do any licenses require change-of-control approval or notice?

- Yes, many of our financial services licenses require us to provide notice to our regulators or obtain their prior approval for a change of control. This process is underway.

Will this affect how we work with regulators before close?

- No, a change in control is an ordinary part of the regulatory framework and will not affect how we work with our regulators.

Will AML / KYC / compliance processes change before close? No, our AML/KYC and other compliance requirements continue to apply and are not impacted by a change in control. Are there country - specific regulatory approvals required? Yes, a number of our financial services licenses require regulatory approval in advance of a change in control. This process is underway and can take some time. Approvals are required in various jurisdictions. Have additional questions? Submit your questions via this link or scan the QR code. We will update these FAQs frequently. Scan to submit a question Last updated 6/15/26

Read the p ress release here

Social Media Guidelines We encourage you to share this exciting news on social media. Before you share, p lease review the guidelines below to help ensure our communications remain consistent and compliant with regulatory requirements. How to Share the Announcement: Employees may share the announcement by reposting the official @Payoneer social media post ( see here ) and if you’d like, use one of the three approved messages below . Please select the option that best fits your audience and use the language as provided. Approved Post Option 1: Proud to be part of the team that helped build Payoneer into a global company serving millions of businesses around the world. Congratulations to everyone who made this milestone possible. Approved Post Option 2: Exciting news: Payoneer is joining Nuvei. Grateful to work alongside so many talented colleagues whose hard work helped make this moment possible. Approved Post Option 3: An important day for Payoneer. Proud of what our teams have built together and grateful to be part of this journey. Important Guidelines: What you can do Repost or reshare the official announcement from Pa y oneer's corporate social media channels . Use one of the three approved messages above when sharing the announcement.

What not to do Do not create your own posts about the transaction. Do not modify the approved copy or add your own commentary, opinions, or analysis. Do not speculate about the transaction, timing, future plans, or potential outcomes. Do not respond to questions or engage in discussions about the transaction on social media. Do not share confidential, non - public, or internal information. If you receive questions from customers, partners, investors, members of the media, or other external stakeholders, please do not respond. Instead, direct them to Angela Sullivan ( angelasul@ pay oneer.com ) or Michelle Wang ( michellewa@pa y oneer.com ). Last updated: 6/15/26 Read the p ress release here

9. Global Town Hall slides from the presentation provided to employees on June 15, 2026.

TOWN For internal distribution only H A L L June 15, 2026

Agenda For internal distribution only CEO Update - Payoneer’s exciting new chapter John Caplan 01 Nuvei CEO Philip Fayer 02 What’s next and resources Corporate Forum 03 2 June 2026 Town Hall

P a y onee r ’ s exciting For internal distribution only n e x t chapter 3

Update with updated graphic from WTW on Monday For internal distribution only For internal distribution only

We know you have a lot of questions… What we know, and our commitment to you For internal distribution only • Business as usual before closing (expected mid 2027). We will continue to execute and deliver against our strategy, 2026 OKRs and plans • The opportunity is massive, and you are a big part of it KNOW NOT YET WILL • Specific integration decisions, including future organization design, leadership structure, roadmap decisions, or brand decisions • Any longer - term changes that would occur after closing • Share updates when/ where there is clarity • Be clear about what is changing, what is not, and what you need to do ? For internal distribution only

Nuvei CEO Phil F a y e r 6 For internal distribution only

Building the infrastructure for every payment, everywhere 52 Local acquiring markets 720+ Local payment methods $300B Total volume in 2025 2,500+ Team members in 20+ global offices T R U S T E D B Y W O R L D - L E A D I N G B R A N D S 7 For internal distribution only

Nuvei: Local pay - ins, everywhere Global payment acceptance Accept cards, LPMs, and local acquiring. Omnichannel Connect enterprise and software platforms. Integrated payments Manage ecommerce and B2B payments. Intelligent risk and fraud management Scale globally with confidence. 8 For internal distribution only

Cross - border payouts Pay suppliers, sellers, and partners globally. Marketplace reach Serving businesses on leading digital commerce platforms. Multi - currency virtual accounts Manage funds across multiple currencies. Cross - border business payments Helping businesses pay and get paid. Payoneer: Global payouts, everywhere 9 For internal distribution only

Together: the infrastructure for local and cross-border commerce

One platform = money in, money out, full flow in between

nuvei

Local payment acceptance

+

Payoneer

Cross-border payouts and multi-currency accounts

COMBINED, ONE OF THE LARGEST FINTECHS IN THE WORLD

Global reach
190+ markets

Millions
of customers

End-to-end
Acceptance + payouts

nuvei

10
For internal distribution only

Wh a t to e x p ec t & resources 11 For internal distribution only

Let’s build each other up: enablement resources For internal distribution only Today • Global Town Hall • Leaders orientation • Lead the change office hours • Transaction Hub live Tomorrow • AMA with Caplan • Leaders orientation • Lead the change office hours D a y 3 • Local AMA with CF and site leads • Lead the change office hours …and beyond… • 1:1’s • Functional AMAs • Transaction Hub updates

T r a n sa cti o n hub on Payoneer Connect For internal distribution only 13

T h a n k you. 14 For internal distribution only

Global Town Hall transcript from the presentation provided to employees on June 15, 2026.

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John Caplan: Welcome, everybody, to today's, town hall. Thank you.

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John Caplan: Obviously, for coming together on incredible short notice.

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John Caplan: there's a lot to update on, and I'm excited to just be the first to do so. So, I know you've probably seen the announcement by now, and you hopefully have read my email.

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John Caplan: this is really big news, and I know many of you are processing what,

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John Caplan: the acquisition of Payoneer by Nuvei means, and so what I want to do is give you some context, and then Phil, who's the CEO of Nuvei, will be joining us. So if you go to the next slide, please.

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John Caplan: the… this is really big news this morning, and I'm sure we're all trying to process it, and it's an important moment for all of us, so let's cover what's happening, why it matters, what it means for you, and really what comes next.

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John Caplan: And I'll share what we know today and what we don't yet know. But one of the principles we've been working on as a management team is to be as transparent and collaborative with the organization as possible.

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John Caplan: And I recognize there's probably a ton of questions people have, so we've scheduled, for tomorrow and Wednesday

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John Caplan: a series of, smaller group forums, AMAs, with corporate forum leaders, with PGL leaders, to really help, share, communicate, explain.

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John Caplan: this really exciting new development, in the… in the chapter and the transformation of Payoneer. So, if you'd go to the next slide, please. So, first, a little bit

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John Caplan: Let me explain, sort of, the headline.

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John Caplan: Nuvei, which is a Canadian-founded company, is acquiring Payoneer for approximately $2.75 billion in an all-cash transaction.

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John Caplan: And what this means is it's about a 44% premium on our last unaffected price, before the rumors and recent run-up that happened last week.

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John Caplan: The transaction isn't closed, it's signed, and we expect the transaction to close in the middle of 2027, which is about a year from now, so…

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John Caplan: first just digest that. We've announced something, we've signed something, but the closing will take place in about a year.

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John Caplan: And closing is subject to a vote by our shareholders, a lot of regulatory approvals in jurisdictions around the world, and other, sort of.

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John Caplan: customary closing conditions that happen in big, large-scale M&A.

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John Caplan: But if you take a step back, what it all means is the transaction is the market recognizing what

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John Caplan: you all have built, and what the amazing people that have worked at Payoneer over the last 22 years have built.

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John Caplan: Nuvei isn't acquiring the company here because we need it to be fixed or saved. It's actually the opposite. They're acquiring it because we're winning and it's working in the transformation we started.

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John Caplan: and the new base of business, really at the other side of the payments ecosystem, at the acquiring side, we've been at the account and payout side. Putting those two things together, I think people are sick of hearing me say it's sort of like peanut butter and jelly.

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John Caplan: So they're acquiring us because of our success and our progress, our innovation, our customer relationships, your execution, that's what attracted

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John Caplan: Nuvei to us, and it's important to note, we didn't put the company up for sale, rather, we received unsolicited interest from an acquirer, and that's what makes Payoneer worth $2.75 billion, this morning.

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John Caplan: Personally, I want to just take a moment to reflect on the last 5 years since we rang the opening bell at NASDAQ and became a publicly traded company.

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John Caplan: At that time, Payoneer was a really good business.

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John Caplan: but was limited in some of the capabilities and scope and NNR ambition. And what we've achieved in the 5 years since going public is we became trusted infrastructure that nearly 2 million businesses operating around the world rely on, count on.

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John Caplan: And I take a lot of pride, I hope you take as much pride in that as I do.

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John Caplan: We generated over a billion dollars in revenue last year. We've delivered 13 consecutive quarters of GAAP profitability.

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John Caplan: we've really, really…

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John Caplan: delivered. And, I'm an emotional guy, and I'm proud, is the only way to say it. Proud of what we've… the 22 years, and actually excited about what the next 22, really can build and become. So let's just pause for a second, because it matters.

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John Caplan: it matters because milestones of achievement are worthy of celebration, but they also bring uncertainty and nervousness, which is a natural thing. So, if you can, as much as you can, this moment exists because of your hard work and our team's hard work.

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John Caplan: And Nuvei wants Payoneer because of the scale and durability and strategic importance of our platform.

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John Caplan: to the global… cross-border landscape.

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John Caplan: So let's get practical about what's gonna happen in…

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John Caplan: The coming days, months, and year.

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John Caplan: The first, is…

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John Caplan: in the next year, between now and closing, what our commitment is. First, the day-to-day operations don't change at all as a result of the transaction. Whoever can hear me who's dialed in, your job is the same, your manager is the same, your team is the same, the office you go to is the same, your benefits are the same.

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John Caplan: Our 2026 OKRs are the same, and we're gonna deliver and continue to, sort of execute like hell.

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John Caplan: We also are an independent.

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John Caplan: publicly traded company on NASDAQ until the deal closes. Remember I said a moment ago, it's about a year. Payoneer and Nuvei continue to have separate operations, separate leadership teams, until the deal closes.

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John Caplan: Your focus, all of our focus, needs to stay on serving our customers.

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John Caplan: executing on our strategy, and frankly, hitting the numbers. It's definitely not a time to take the foot… our foot off the gas, and I have no doubt we won't.

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John Caplan: Integration planning will begin teams of Payoneer executives.

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John Caplan: and Nuvei executives will start planning for the… how peanut butter and jelly come together for what happens after the deal closes, but that really will start more in earnest after shareholder approval in about 90 days. So, there's not a meeting scheduled for tomorrow on integration planning, it will take some time.

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John Caplan: you know, we're fully committed to get… provide regular updates through the official communication channels about that. Maintaining our talent and our expertise is critical.

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John Caplan: And all of corporate form, all of PGL, all of us are focused On leading the team.

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John Caplan: and hitting our objectives through the period. I'm super confident about the opportunity.

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John Caplan: I'm excited. It's bittersweet, some of it, because it's both extraordinarily exciting, but it's… it does represent some change, and we have to acknowledge that and be human. We've been human through a lot together as an organization, through,

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John Caplan: the war, the tariffs, M&A, the challenges, and we've kicked ass. And I'm proud… I'm proud to be part of Payoneer, and proud of what Payoneer has become, and really excited about what we can become, in total collaboration with the smart and fine people.

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John Caplan: at Nuvei, you know.

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John Caplan: taking an entrepreneurial organization like ours and combining with the incredible entrepreneurs at Nubay really brings the best of fintech together in one company, and

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John Caplan: it's really awesome, and I'm excited about it, and excited for what we can do, and I believe, the CEO of Nuvaze is joining us, and Phil is here. Hey, Phil, congratulations, great to see you. Phil, meet the Global Payoneer organization.

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John Caplan: with…

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John Caplan: 2,500 people in 30 countries around the world. They've just received the news, which is both exciting and unsettling, and I will pass it over to you to share a little bit about the incredible company you've built and your vision for combining the companies together.

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Phil Fayer: Thank you, John. I think before I start, I want to give a huge congratulations to the

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Phil Fayer: Pay in your leadership team. You know, these take-privates are complicated, they're emotional, they move pieces, they move around, and thank you guys for the last… John, I think I quote 7 months, 6 months? It was supposed to be 30 days, but they always somehow get longer.

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Phil Fayer: your commitment, your engagement, your transparency, it reflects so well on the company, on our diligence, and ultimately about the opportunities that we're going to create together. So, for the leadership team, I want to say thank you to everyone on the call.

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Phil Fayer: A huge congratulations to you. You guys have made so much magic happen, and ultimately, you know, we're closing a chapter, hopefully shortly post-regulatory approval.

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Phil Fayer: But we're starting another one, and I can't tell you how excited I am about the next chapter. Funny enough, and for those of you that may know some of our history, but we share a lot of the same DNA, and as we stepped into learning about Payoneer, and you guys can go to the next slide, I know you're flipping back and forth, but, you know, as we learned a lot about Payoneer, you know, we both have roots in Israel.

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Phil Fayer: We both have our technology teams in Israel. If you guys know, a lot of our backbone is from an acquisition that we made in 2019 from Safecharge.

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Phil Fayer: And SafeCharge powers our local and global business, and totally transformed us from where we started off as a seller of mom-and-pop terminals in the United States, and seeing the world change in payments and acquiring SafeCharge.

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Phil Fayer: And certainly moving forward from there. So, we share a lot of, very similar DNA. I'm sure we share a lot culturally. I think you guys will find, a lot, as you guys start looking within both organizations, a lot of similarities.

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Phil Fayer: But let's start with who we are, and hopefully, by the time I'm done with my few slides, and I won't talk to you too much, you'll get a great sense of why we're excited about it. But, you know, Nouve's mission

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Phil Fayer: is to build infrastructure for every payment, everywhere. Essentially, what we want to do in our North Star is to help our customers execute on transactions with their customers. It's not too dissimilar to how Payoneer's coming about it, but you guys are on the other side of the coin, I'll get to that. So, Nuvade today, we provide local acquiring in 52 markets.

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Phil Fayer: where we are licensed, merchants are processing on a single platform, mostly except for the United States. We enable all forms of payment, and as you guys know, it's not just card acquiring. Every market has 2, 3, 4 different intricacies of local payment options.

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Phil Fayer: and currencies, and sometimes financing with respect to how you receive that, and we make that really easy. So through a single integration, we allow our customers to navigate and connect with their customers in multiple markets and countries around the world in multiple currencies, and then reconcile that mess if you're operating in 5, 10, 15 different countries, you know, down to the penny reconciliation for payments, so that you could rinse and repeat and execute on that tomorrow. So we're in a really exciting

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Phil Fayer: of fintech.

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Phil Fayer: But as you guys know, fintech is that much larger, and we'll get to how Payoneer kind of plays into our next strategy. Today, we… last year, we did $300 billion, this year is about $350 billion.

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Phil Fayer: We have 2,500 teammates across our global offices, including around 450 folks in Tel Aviv.

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Phil Fayer: large presence in North America, also large presence in Europe, and growing presence in APAC and LATAM, where it's really interesting of putting the businesses together.

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Phil Fayer: We have a really interesting history. So, when we bought SafeCharge, you know, almost 70% of our revenue was gaming. We were very much focused on a gaming business, just because of

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Phil Fayer: who the founders were of SafeCharge, and we've totally transformed the company to build up in subscription

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Phil Fayer: digital engagement with customers like Microsoft, and travel with customers like WestJet, and soon Delta Airlines, and British Airways, and building up our business in marketplaces, and really exciting about what our businesses can do together.

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Phil Fayer: Our vision is to enable infrastructure for every payment.

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Phil Fayer: And so Nouve is very much on the pay-in. How do you get paid? But if we go to the next slide.

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Phil Fayer: I think we could skip the next one, go to the one right after.

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Phil Fayer: It's how do you pay out?

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Phil Fayer: And this is where it's really fun when we think about the symbiotic and the cohesiveness of what our businesses provide together. We're leaders in accepting payments.

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Phil Fayer: And Payoneer, what you guys have done on the payout, is so incredibly additive, where we are speaking to the same customers, but for opposite things. And this is what we're super excited about, about the opportunity

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Phil Fayer: Of bringing our businesses together.

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Phil Fayer: the opportunity to cross-sell within our customer base, to leverage our licenses, to go upmarket, in the case of Payoneer, and compete with some of the other peers, and for us to go downmarket, because we focus on mid-market enterprise, it is truly an incredible combination. And if we go to the next slide.

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Phil Fayer: What makes this better is that, together.

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Phil Fayer: we're a stronger company. This is not an acquisition to shrink yourself to greatness where we want to go through cost synergies. It's the opposite. We want to build

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Phil Fayer: a reputation for product excellence. We want to build a reputation for reach and skill set, and provide that infrastructure so that one platform for money in, money out, banking, reconciliation, and full flows of funds. And this is why this next chapter together is so incredible.

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Phil Fayer: incredibly exciting. So together, we have reach for 190 markets. We'll support around 2.5 or 2.4 million customers. Nouve brings about 175,000 mid-market enterprise customers to the table.

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Phil Fayer: And we're gonna offer end-to-end acceptance. All of us on our innovation roadmaps, for example, on the painier side.

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Phil Fayer: moving forward with Stablecoin, the Nuvei side on Agentic, and then bringing these amazing minds, all of you guys and the Nuvei rock stars together, align for that North Star.

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Phil Fayer: to help become that disruptor, meaning helping our customers execute with their customers in every single market, I'm incredibly excited to welcome you to the Nuvei family. I'll reiterate what John mentioned before.

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Phil Fayer: You guys are focused on your business, really important for us to be focused on it. Nothing changes on the day, until we get regulatory approval and we close, which will be in the first

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Phil Fayer: Hopefully half of 2027, but the important part is that we start planning together.

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Phil Fayer: And we're going to be working with our teammates now at Payoneer as we start working towards what's best for the company. You have our commitment to be transparent.

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Phil Fayer: Everything we do is about executing on the behalf of our customers. That's our thinking. Our cab is what makes us more successful with our customers, what helps us compete better, what helps us be that better partner so they can grow their businesses. That's what's exciting. And I think the interesting thing for both of us together

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Phil Fayer: You know, when Nuvei went public in 2020, we had sub $300 million in revenue.

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Phil Fayer: Combined today, we'll be at $3 billion.

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Phil Fayer: And… and, you know, the ceiling is not… is not very close, right? Together, guys, we can build a 10, 12, 13 billion dollar revenue business, and we can do that together, and I'm incredibly excited at what that next step is. So I want to say thank you to the leadership team, I want to say thank you to everyone on the call.

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Phil Fayer: I look forward to meeting you guys as we get closer to it. I look forward to working with you. The next chapter is the best one yet. Thank you, everybody.

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Erica Chan: Thank you so much, Phil. We can't wait. Let's do this. And with that, it's an exciting day at Payoneer, and we would love to hear from our corporate forum members, so if everyone could just please turn on your camera?

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Phil Fayer: Erica, I'm gonna drop off, I think that's my…

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Erica Chan: Secret.

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Phil Fayer: Thank you, guys.

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Erica Chan: Thank you so much for joining us, Phil.

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Phil Fayer: Pleasure.

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Erica Chan: Alright, with that, it's an exciting day at Payoneer. Thank you for joining Corporate Forum. Let's start with B. Bea, you've been close to this transaction. What excites you the most about this opportunity?

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Bea Ordonez: Thank you, Erica. So, hi everyone, wherever you're sitting. I see my good friend Tsafi, who managed to close the deal, get on a plane, and get to China. All in the same 24-hour period. Holy.

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Bea Ordonez: What excites me? Look, you heard from Phil now, describing what these two companies together can deliver and accomplish. What excites me? That's a company with real scale, right? Payoneer already has scale.

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Bea Ordonez: This just accelerates that, that that's a real opportunity for us to build more value, serve our clients better, provide more value to those customers, more opportunity for the people who work here. And that scale comes from broader and also deeper geographical reach.

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Bea Ordonez: the complementary capabilities that you heard, Phil.

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Bea Ordonez: Talking about Neptune's, or I should stop calling them Neptune, right? No? No code word. Nuvei, it's gonna take some time to get used to that. Nuvei's acquiring and pay-ins capabilities, Payo's marketplace ecosystem, distribution and payout capabilities, all of that combined to really create leading infrastructure that enables global digital commerce, right? That's exciting.

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Bea Ordonez: That's our opportunity. This company has real scale.

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Bea Ordonez: And that creates real opportunity going forward. I hope you will all be as excited as we are. I know it's a lot to digest. Some of us have had the benefit, I guess I'll call it.

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Bea Ordonez: of digesting it over 6 months, and for many of you, you're hearing it sort of for the first time today. As you digest it, I hope you will be excited as we are. I view this as a huge opportunity that can accelerate our innovation, and really put us at the forefront, right, of innovating in the payment space, whether that's stablecoins.

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Bea Ordonez: Whether that's being on the forefront of changes from Agentech Commerce, from our own AI capabilities, and how we're pushing that, this allows us to do that, but more. And I'm excited for the next chapter, so, bring it on, I guess.

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Erica Chan: Thanks, V. And speaking of Tsafi, dialing in from… I think she's in Guangzhou today, Tsafi, you worked on helping Pena go public 5 years ago. Woohoo! What are you feeling today, and is there anything we should keep in mind between now and closing?

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Tsafi Goldman: Hi, yeah, thanks. I am in Guangzhou, and I did, yeah, I did sprint it here. I, managed to sleep a little bit on the plane, so yeah, I'm really, I'm really excited. And maybe it's a moment to take, first of all, the opportunity to thank everybody.

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Tsafi Goldman: On this call, who was involved in this, and there'll be a lot more moments this week that we can thank people, but really.

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Tsafi Goldman: Everybody's hard work really helped us get to this moment and get this transaction done. So really, thank you.

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Tsafi Goldman: So yeah, so as Bea and John mentioned, you know, we sign the transaction, that's a really significant milestone, but it doesn't really happen until the closing occurs, and until then, we continue to operate as a public company, all the reporting, the regulatory aspects of that, everything continues to apply as a public company during that time.

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Tsafi Goldman: But what actually needs to happen in order to close, right? What does that mean?

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Tsafi Goldman: Any kind of…

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Tsafi Goldman: closing of this type of acquisition, there's always regular, customary things that need to happen, but in our case, I think maybe it's worth for everybody to think a minute to focus on what are the main areas that will help us get to closing, and are really a requisite part of getting there. So one is obtaining our shareholder approval. We're a public company. We have shareholders who get the chance to approve this transaction.

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Tsafi Goldman: And that will be done through a meeting of our shareholders, which will happen in a few months. Before that, we'll publish a proxy statement, and the proxy statement will include a very detailed description of all of the aspects of the transaction, so they can, get to vote on it. So that will be a few months from now.

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Tsafi Goldman: The second piece is really, and I think also Phil mentioned this, is the regulatory approvals. What does that mean?

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Tsafi Goldman: You know, we're licensed in many jurisdictions around the world, and when you change ownership, which is what we're doing now, basically, you need to get approval in most of these jurisdictions. So it means filing an application with our licensed, with our licensed, regulators in those, in those jurisdictions, and getting their approval. Some may be take, some may take more time, some make less.

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Tsafi Goldman: take less, each one is a process with each one of them individually, and we will, work with Nuvei. Yeah, I said Nuvei, not Neptune. Thank you, Bea.

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Tsafi Goldman: for the permission, to submit these applications, and we'll do that together. So until then, yeah, we will operate as a regulated financial institution in all those jurisdictions.

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Tsafi Goldman: And actually, we'll continue doing that even after and beyond the closing, because that piece doesn't change. That continues, this is one of our assets, as Phil said, and even the change in ownership is not going to change our regulatory obligations.

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Tsafi Goldman: So maybe, just… Eric, I'll go back to your first question. You mentioned, you know, the previous milestone, at least for many of us, was when we went public.

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Tsafi Goldman: And actually, this month, 5 years ago, was when that happened, so it's kind of like…

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Tsafi Goldman: Coming full circle again with another exciting, milestone. Then we went public through the SPAC combination, which in a way was a type of a merger as well. But today, it's another significant milestone in our journey at Payoneer. I was very excited then. I'm even more excited now, I have to say, because

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Tsafi Goldman: This time, really, this combination brings scale. Brings clear scale of our businesses, leveraging together what we built, and really tapping into more and greater opportunities with this combination. So I'm super excited about that, for real.

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Tsafi Goldman: And I'm really looking forward and working on getting this done in the next year. It's gonna be super interesting, and with the help of everybody making that happen. So, thanks again, and on back to you, Erica.

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Erica Chan: Thanks, Tsafi. Another thing that doesn't change is that we will always continue to work as our customer's partner on the inside. And so with that, Adam, what does this mean for our customers, really?

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Adam Cohen: Thanks, Erica. And yeah, it's really important to think about the customer perspective, because we acknowledge that there's a lot of

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Adam Cohen: unknown. At the same time, it's really helpful when we think about a customer and what benefits them. I think this merger or acquisition will really benefit them, right? So when you think about a customer's and clients, big or small, micro-businesses, SMBs, enterprise clients.

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Adam Cohen: The value that Together we'll be able to offer is a broader and more integrated suite of pay-in and pay-out capabilities. Phil touched on that. It's been…

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Adam Cohen: you know, something that we thought about in Pernell for many years, and now, finally, we can bring that to market, and we really have best-in-breed capabilities on both ends. And that will be supported, as many people said, by greater scale, deeper product capabilities, a stronger global platform.

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Adam Cohen: And we know that increasingly, our customers are looking for partners who can support them throughout their journey, from a small business or a micro-business.

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Adam Cohen: To a large digital enterprise, and now we'll be able to do that and really support them across their journey.

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Adam Cohen: It also allows us to serve a broader set of use cases across many, many verticals, right? So e-commerce that we know well, marketplaces, the gig economy, but now also travel, digital services, and more.

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Adam Cohen: And we'll do that with a more complete platform that combines global reach, local capabilities that Phil emphasized in embedded financial services. So while there's

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Adam Cohen: Again, a lot of unknown and a lot of work ahead. The direction is really exciting. We'll have a stronger combined company with broader capabilities, serving more customers across small verticals with more opportunities.

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Erica Chan: Exciting times. Oren, what about our platform organization? What opportunities does this represent?

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Oren Ryngler: Yeah, so, as everyone said, I think it's exciting. I think the opportunity to accelerate and scale, and actually make more impact, right? Together we can make more impact.

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Oren Ryngler: Bringing together two companies that deeply believe in technology, innovation, product excellence, all as core drivers for growth.

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Oren Ryngler: I think for us in Payoneer, this means the opportunity to operate at greater scale, to impact, learn from new perspective, amplify the impact of what we build, and what Nuvei build for customers around the world.

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Oren Ryngler: However, our focus now remains unchanged. I want to remind everyone we need to keep executing, serving our customers, modernizing our platform, building great products as we do.

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Oren Ryngler: And the work we are doing today matters. It creates value for customers now, and it will become part of the foundation of whatever comes next in the joint company.

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Oren Ryngler: Look, we have exceptional teams across all Pioneer, deep expertise, people who consistently step up to solve hard problems and deliver for customers, and whatever comes next, those strengths travel with us. So, that's where our energy should be, and it's, as everyone said, super exciting.

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Erica Chan: Wow, we're getting excited. Nihal, does this change how we operate our business day-to-day?

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Michael Sheehy: No, in short. From a compliance perspective, I guess my message is pretty simple. Nothing changes for us today.

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Michael Sheehy: from a risk perspective or a compliance perspective. There may be some differences in that approach with Nuvei. They probably serve verticals that we don't, and we serve verticals that they don't, but we can figure all that, and that's super exciting to get stuck into something like that.

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Michael Sheehy: We stay focused, we stick to the mission, and we keep building the best, scalable, most trusted compliance program in global payments.

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Michael Sheehy: We continue to execute on the priorities already in front of us, deploying Oscar, which Nouve already uses, advancing paleo case.

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Michael Sheehy: strengthening our controls and making sure we remain flawless at the fundamentals as we scale. I view this as another step in Painer's journey, of which I've been apart for about 9 years, going from startup to public company, and now

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Michael Sheehy: stroking my own ego and becoming a step closer to one of the world's largest and most important payment companies, which has always been a super dream of mine, so… thank you.

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Erica Chan: Congrats!

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Erica Chan: Speaking of BAU Gaudi, does this change our P&L forecast? Does it change our budget, our 2026 priorities?

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Erica Chan: And OKRs, more importantly.

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Gadi Livne: He doesn't, and thanks for asking, and thanks for everyone, and everyone that was here throughout the last 22 years, and as John said.

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Gadi Livne: It's a milestone, a strategic milestone for us. So just to be clear, and though we've said that several times, between now and closing, nothing changes. In our day-to-day roles, priorities, like.

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Gadi Livne: expectations.

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Gadi Livne: We're still a public company, we're still independent, we're executing. We remain full focused on how we serve our customers, execute on our strategies.

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Gadi Livne: Everything remains the same.

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Gadi Livne: As Erica just said, that's on us to deliver against

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Gadi Livne: our 2026 OKRs and P&L goals. We just… we need to continue delivering as is. Thanks.

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Erica Chan: Thank you. John Davis, our Chief People Officer, is actually in transit, so I'm gonna stand in to say a few words. He's gotten a lot of questions about what will be org structural changes, will people's manager change, etc.

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Erica Chan: And the short answer is, we know there are a lot of questions. As of right now, there are not a lot of specific answers or decisions, right, on integration.

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Erica Chan: And all of that includes future organization design, leadership structure, or priorities, and even decisions about brand. And so, what we can commit to is to be transparent. We don't know of any longer-term changes that may or may not happen.

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Erica Chan: But as integration planning takes place, as we know more, we promise to stay transparent and keep everyone posted as plans materialize. But one thing we do want to emphasize over and over again is that

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Erica Chan: This deal is happening because of all of us. People are what Nuvei is most interested in acquiring, it's the talent of this company, it's all the transformation we have delivered, it's the innovation that we promise to deliver, it's our customer obsession, and all of that really matters. And so.

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Erica Chan: John Davis's message is.

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Erica Chan: everything that we have done got us to this point, and it will continue to push us forward, right? So, it really matters. Continue to deliver. Nuvei is interested in Payoneer because of us, not in spite of us.

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Erica Chan: And with that, I just want to say that, for the next few days, our key goal is to keep everyone informed, right? As you have questions about the transaction and what this means, we want to make sure our information is available.

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Erica Chan: And so, one thing that you will be getting in your… can you flip the screen, please?

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Erica Chan: One thing that we will be doing, or a few things that we will be doing in the next couple of days, is we have organized a number of

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Erica Chan: forums.

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Erica Chan: for all pioneers, for people managers, for local and functional teams, to get a chance to learn more and ask questions. So look out for calendar invites in your inbox. There will also be orientation

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Erica Chan: And office hours available to people managers, and external-facing employees, so that you can feel equipped with the messaging and the support you might need.

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Erica Chan: To engage with your key stakeholders.

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Erica Chan: Last but not least, there is going to be, or you should have received, a link to our transaction hub, which is a Payoneer Connect site portal that contains all of the FAQs.

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Erica Chan: It contains invite links, calendar links, to all of these sessions that are happening, so make sure you bookmark that page. Again, as plans materialize, as we have more information and answers to the questions, we will continue to update that site and keep you

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Erica Chan: informed. Again, our commitment, right, to you is to

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Erica Chan: Be available, be transparent. We're committed to

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Erica Chan: seeing everything through, and if you have any questions, feel free to reach out to your corporate forum members, managers, or HRBPs. On the Transaction Hub.

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Erica Chan: you will also, find guidelines, on social media posts, right? Again, as Tsafi mentioned, we,

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Erica Chan: between now and closing, we're still a publicly traded company, and we're subject to all of, sort of disclosures and regulations that we currently do, so…

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Erica Chan: Last, but not least…

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Erica Chan: Let's hear from Kevin. Kevin, as someone who has worked tirelessly over the last 6-7 months on this, is there anything you'd like to share about this transaction?

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Kevin Ambrosini: First, I do want to thank the team that's sort of driven this over the last 7 months. As Phil said, these can be incredibly complex to get through, and so thanks to that team.

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Kevin Ambrosini: But I think something V said really resonated with me, you know, because we've had the chance to spend the last 5 to 6 months really digging into this, as we dug in more and more, I personally got more and more excited about what this opportunity brings.

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Kevin Ambrosini: And so I hope as all of our team starts, you know, learns more about Nuvei and the opportunity, that they, you know, they view it the same way. I'm very excited for the long-term opportunity for our customers, for the market, and for our, all of our team's opportunity.

00:33:41.010 --> 00:33:51.759

Kevin Ambrosini: The last thing is, you know, over the next year, as we work through the process to get to close, I'm excited to work with Nuvei, to… to map out the future of what, you know.

193

00:33:51.980 --> 00:34:05.779

Kevin Ambrosini: I think is a really exciting combination. And through that period, hopefully, we'll, you know, consistently get more and more answers to many of the questions that people have, over the next year. So, thank you to everyone, and cheers.

194

00:34:07.910 --> 00:34:10.960

Erica Chan: And with that, thank you all. Please visit the…

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John Caplan: one thing from… just one thought, which is… and forgive… indulge me for a second, Erica.

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John Caplan: The thing I was thinking is when well-meaning people come together to do meaningful work, great things happen.

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John Caplan: And…

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John Caplan: you know, that's happened at Payoneer, and you should all feel incredibly proud, and the work that the finance team, the legal team, the strategy team, the compliance team, the global licensing office, the platform team, and the modernization work that Max is driving, all of those people

199

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John Caplan: Really did incredible work.

00:34:44.819 --> 00:35:04.149

John Caplan: helping Nuvei see just the full potential of what Payoneer represents, and I really believe that the future for us as a player on the world stage of global financial services is brighter today, and bigger, and has a bigger opportunity into the future. And you have my commitment, everybody, that

00:35:04.219 --> 00:35:08.489

John Caplan: This is a lot to process, and you should feel…

202

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John Caplan: That while we can both be excited about the future, we really do understand there's a lot of…

203

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John Caplan: thinking and understanding and learning that needs to happen, and so I'll be in Tel Aviv next week, I'm excited to see everybody there, Tsafi's in China, like.

204

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John Caplan: let's take good care of each other. That's the thing that's made Payoneer extraordinary, is the amount of care we've always taken in one another, whether it was reservists in the war, or…

205

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John Caplan: the team in China, when the tariffs happened, we've always been an organization that looks out for one another, and that's… that will continue, in this next 12 months, and a really important thing. So, thank you, everybody, for joining, and Erica and Angela, great job getting us to the comms moment that we're at now, and we will,

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John Caplan: have AMAs and conversations over the next 72 hours. Thanks, folks.

00:35:59.010 --> 00:36:00.090

Erica Chan: Onwards!

10.	LinkedIn post shared by Bea Ordonez, Chief Financial Officer, on June 15, 2026.

11.	LinkedIn post shared by Gadi Livne, Deputy Chief Financial Officer, on June 15, 2026.

12.	LinkedIn post shared by Tsafi Goldman, Chief Legal & Governance Officer, on June 15, 2026.

13.	LinkedIn post shared by Kevin Ambrosini, Chief Strategy Officer, on June 15, 2026.

14.	LinkedIn post shared by John Davis, Chief People Officer, on June 15, 2026.

15.	LinkedIn post shared by Michael Sheehy, Chief Compliance Officer, on June 15, 2026.

16.	LinkedIn post shared by Adam Cohen, Chief Growth Officer, on June 15, 2026.

17.	LinkedIn post shared by Oren Ryngler, Chief Product & Technology Officer, on June 15, 2026.

18.	LinkedIn post shared by Erica Chan, Senior Vice President, Office of the CEO, on June 15, 2026.

Forward-Looking Statements

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Except for historical information contained in this communication, the matters discussed herein contain forward-looking statements that involve risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, volume, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; and assumptions regarding foreign exchange rates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions (the “Transaction”) contemplated by the Agreement and Plan of Merger, dated as of June 12, 2026, by and among Payoneer Global Inc. (the “Company”), Neon Maple Parent Inc. (“Nuvei”) and Panda Acquisition Sub Inc. (the “Merger Agreement”), including the expected time period to consummate the Transaction. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, partner, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, wars, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1845815/000110465926020487/payo-20251231x10k.htm), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the Securities Exchange Commission (“SEC”) and that are available at https://www.sec.gov/edgar/search/#/ciks=0001845815&entityName=Payoneer%2520Global%2520Inc.%2520(PAYO)%2520(CIK%25200001845815). The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov/edgar/browse/?CIK=1845815&owner=exclude. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://investor.payoneer.com/financials/sec-filings.

Participants in the Solicitation

The Company, Nuvei and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 27, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926049462/tm261500-1_def14a.htm) and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926020487/payo-20251231x10k.htm). Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926020487/payo-20251231x10k.htm), and in the sections entitled “Information Regarding the Board of Directors and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” “Certain Relationships and Related Party Transactions,” and “Independence of the Board of Directors” included in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 27, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845815/000110465926049462/tm261500-1_def14a.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.